Exhibit 10.5
SELLING AGREEMENT

February 11,2008

Mr. Robert Noble
Chief Executive Officer
Envision Solar International, Inc.
4225 Executive Square, Suite 480
LaJolla, CA 92037

Re:    Offering of Shares $40.00 per Share

Gentlemen:

        Envision Solar International, Inc. ("ENVISION" or "the Company") is a California corporation formed in 2007 to develop and commercialize carport and other structures with integrative photovoltaic arrays in the United States and internationally. ENVISION desires to raise up to $4,000,000 through the sale of up to 100,000 Shares ("Shares") to Accredited Investors ("Investors") at a price of $40.00 per Share pursuant to Regulation D of the Securities Act of 1933, as amended (the "Offering"). Each Investor participating in this Offering is required to purchase a minimum of 1,000 Shares; however, ENVISION may choose to accept purchases below the minimum at its discretion. ENVISION hereby confirms as follows its agreement with Nexcore Capital, Inc. ("Nexcore"), a registered member in good standing of the Financial Industry Regulatory Association ("FINRA"), formerly the National Association of Securities Dealers, Inc. ("NASD"), under which Nexcore will act as a nonexclusive agent for ENVISION in connection with the Offering.

1. Memorandum. ENVISION has caused the preparation of a private placement memorandum ("Memorandum") relating to the sale of the Shares.

2. Appointment of Agent. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, Nexcore is hereby appointed as a non-exclusive agent (except as provided in Section 3) of ENVISION to offer and sell the Shares to Accredited Investors. Nexcore covenants to offer and sell Shares on a "best efforts" basis on behalf of ENVISION in accordance with the terms of this Agreement and the Memorandum, and not to misrepresent orally or in writing any of the facts regarding ENVISION, its business, or the Offering. Nexcore covenants to closely supervise all of its representatives in the Offering of the Shares and to comply with all applicable federal and state securities laws and NASD rules and regulations. Nexcore is not responsible for the contents of the Memorandum. Nexcore covenants not to use any written material or oral statements in offering or selling the Shares which are not specifically authorized by ENVISION, provided, that Nexcore is specifically authorized to use the Memorandum. Subject to the performance by ENVISION of its obligations to be performed hereunder, and to the accuracy of all the representations and warranties contained herein, Nexcore hereby accepts such agency and agrees to perform its obligations hereunder.

3. Limited Exclusivity. Notwithstanding the non-exclusive nature of the appointment of Nexcore, Nexcore shall have limited exclusivity as provided in this section. During the term of this agreement as specified in Section 10(a), Nexcore shall have the right to act as exclusive agent with respect to $2,500,000 of the Offering. ENVISION shall reserve for exclusive sale by Nexcore (or by other FINRA-licensed entity referred by Nexcore) 62,500 of the Shares for sale by Nexcore during this period.

4.Representations and Warranties of ENVISION.   ENVISION represents, warrants and agrees with Nexcore for Nexcore's benefit that:

(a) All action required to be taken by ENVISION as a condition to sale of the Shares has been taken.

(b) ENVISION is duly and validly organized, existing and in good standing as a corporation under the laws of the State of California, with full power and authority to conduct its business and proposed business as described in the Memorandum. ENVISION has all government licenses and permits necessary to conduct its business, and is duly qualified to conduct its business in all jurisdictions in which such qualification is necessary.

(c) From the commencement of the Offering through the termination or expiration of the Offering, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of ENVISION, and constitutes the valid, binding and enforceable agreement of ENVISION.

(e) No federal or state securities agency has issued an order preventing or suspending the Offering or the use of the Memorandum with respect to the sale of the Shares. ENVISION will promptly notify Nexcore upon the issuance of any such order and furnish Nexcore with a copy thereof. The Memorandum and any amendment or supplement thereto will comply and will continue to comply with all applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal and state laws and regulations at all times during the term of this Agreement.

(f) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by ENVISION of this Agreement.

(g) The execution and delivery of this Agreement will not constitute a breach of, or default under, any instrument by which ENVISION is bound or, to the best of their knowledge, any order, rule or regulation of any court or any governmental body or administrative agency having jurisdiction over ENVISION.
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5. Nexcore Representations and Warranties. Nexcore represents and warrants that it is duly and fully licensed under the rules and regulations of the NASD and is capable of performing and satisfying its obligations under this Agreement. Nexcore further represents and warrants that Nexcore's execution and performance of this Agreement will not cause Nexcore to be in default under or to violate any agreement, law, rule, regulation, order or judgment applicable to it.

6. Compensation to Nexcore. In consideration for Nexcore's services hereunder, ENVISION covenants to pay Nexcore a selling commission equal to seven percent (7%) of the total purchase price of Shares sold in the Offering by or through Nexcore or by or through other FINRA licensed entities referred by Nexcore. The selling commission payable to Nexcore will be paid periodically as ENVISION accepts subscriptions for the sales of Shares and receives payments therefore. Nexcore shall not be entitled to a selling commission for any Shares not sold by or through Nexcore or by or through other FINRA entities referred by Nexcore, but which are instead sold by ENVISION itself or by a third party not referred by Nexcore.

7. Due Diligence Allowance. In consideration for due diligence expenses incurred by Nexcore in connection with the Offering, ENVISION covenants to pay Nexcore a due diligence fee equal to two (2%) percent of the total purchase price of Shares sold in the Offering by or through Nexcore or by or through other FINRA licensed entities referred by Nexcore, provided, however, that should ENVISION refer prospective investors to Nexcore for potential inclusion in the Offering, Nexcore will not be entitled to a due diligence fee with respect to these referrals. In addition, should any single investor purchase 12,500 or more Shares for a total purchase price of $500,000 or more, Nexcore will not be entitled to a due diligence fee with respect to mat investment.

8. Offering Costs. In consideration for other expenses incurred by Nexcore in connection with the Offering, including but not limited to administrative and miscellaneous expenses, Nexcore will also receive from ENVISION a non-accountable expense reimbursement in cash equal to two (2%) percent of the total purchase price of all Shares sold in the Offering by or through Nexcore or by or through other FINRA licensed entities referred by Nexcore, provided, however, that should ENVISION refer prospective investors to Nexcore for potential inclusion in the offering, Nexcore will not be entitled to an expense reimbursement with respect to those referrals. In addition, should any single investor purchase 12,500 or more Shares for a total purchase price of $500,000 or more, Nexcore will not be entitled to an expense reimbursement with respect to that investment.

In addition, as non-cash incentive compensation for Nexcore, ENVISION shall also compensate Nexcore with non-assessable and assignable Warrants to purchase common stock of the Company at $40.00 (Forty dollars) per share exercisable up to five (5) years after the termination or expiration of the Offering. ENVISION shall compensate Nexcore with the number of Warrants equal to seven percent (7%) of the total number of Shares sold in this Offering by or through Nexcore or by or through another FINRA licensed entity referred by Nexcore, subject to a maximum of 7,000 Warrants. The Warrant shall not include any sales of Shares made by ENVISION itself or by a third party not referred by Nexcore.

Nexcore acknowledges that, concurrently with the Offering, ENVISION is offering for sale convertible promissory notes in an aggregate amount up to $1,000,000. As referred to in mis agreement, the term "Offering" does not include the sale of any such notes. Nexcore understands that ENVISION intends to reduce the amount of the Offering by the aggregate principal amount of any convertible promissory notes sold by ENVISION. Nexcore shall not be compensated with respect to the sale of any such notes, and acknowledges that any reduction of the amount of the Offering as a result of the sale of notes may reduce the compensation otherwise payable to Nexcore pursuant to this agreement.

9.Offering Costs. ENVISION will pay all legal, accounting, printing and other Offering expenses incurred by the Company from its existing general working capital.

10.Covenants of the Company. ENVISION covenants with Nexcore that:

(a) The term of this Agreement will commence on the date first above written and will terminate on the date ("Termination Date") which is 60 days after the date the Memorandum is first provided by Nexcore to a third party, unless sooner terminated or extended by the written agreement of both parties to this Agreement.

(b) If any event relating to the Company occurs which requires, in the opinion of ENVISION's counsel, an amendment or supplement to the Memorandum in order that the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, ENVISION will forthwith prepare the amendment or supplement to the Memorandum and deliver a copy thereof to Nexcore. Furthermore, ENVISION will furnish such information to Nexcore as Nexcore may from time to time reasonably request.

(c) ENVISION will endeavor in good faith to qualify the Shares for offering and sale under, or to establish the exemption of the Offering and sale of the Shares from qualification or registration under, applicable state securities or "blue sky" laws. ENVISION will pay all legal fees and related expenses in connection with qualifying the Shares under said "blue sky" laws.

(d) ENVISION will not offer to sell Shares in any state in which such offer would be unlawful. ENVISION will bear all of the costs and liability incurred by it or Nexcore as a result of the unlawful offer of Shares by the Company in any state, unless Nexcore directly causes such unlawful offer without the participation of ENVISION.

(e) ENVISION covenants to issue financial statements and reports of the Company in accordance with the Memorandum.

(f) Nexcore will have reasonable review and approval rights with respect to the Memorandum and its contents.

(g) ENVISION covenants not to terminate the Offering before the Offering Termination Date, as defined in the Memorandum, and Nexcore shall have at least the full Offering period to sell all of the Shares.

(h)           ENVISION covenants that Nexcore shall have the right to obtain the equity or financing for ENVISION from to an entity affiliated with Nexcore, such as, by way of illustration but not of limitation, The Greencore Capital Equity Fund, LLC.

11. Payment of Expenses and Fees. Except as provided in Sections 5, 6 and 7 of this Agreement, Nexcore and ENVISION will each pay their own expenses incident to the transactions contemplated by this Agreement. ENVISION will bear all of the fees and expenses incurred in printing of the Memorandum.

12. Noncircumvention. ENVISION shall not directly or indirectly circumvent Nexcore or any of its affiliates with respect to any relationships introduced or made known to the Company by Nexcore as a direct or indirect result of this Agreement, including but not limited to investors, customers, suppliers, and professionals, without the prior written consent of Nexcore. In the event of a breach of this section by ENVISION, Nexcore will have all injunctive and equitable relief available, as well as all other remedies at law or in equity.

13. Conditions to Nexcore's Obligations. Nexcore's obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of ENVISION in this Agreement, and to the performance by ENVISION of its obligations hereunder.

14. Conditions to the Obligations of ENVISION. The obligations of ENVISION hereunder are subject to the accuracy of and the compliance with Nexcore's representations and warranties in this Agreement, and to the performance by Nexcore of its obligations hereunder.

15. Term of Agreement. The term of this Agreement will commence on the date first above written and will terminate on the Termination Date.

16.  Indemnification.

(a) ENVISION hereby indemnifies and holds Nexcore, Nexcore's affiliates, officers, directors, shareholders, agents, employees, accountants and attorneys, and each of them, harmless from and against all liabilities, claims, damages, losses, costs, attorneys fees and expenses arising directly or indirectly from (a) the conduct of ENVISION's business, (b) the manner and conduct of any offer or sale of securities by persons or entities other than Nexcore which conduct any business with ENVISION, (c) any financial statements or other financial information prepared, provided, published, or disseminated by ENVISION, or (d) the source or manner of solicitation of any prospective Investors referred by ENVISION to Nexcore. In addition, ENVISION hereby indemnifies and holds Nexcore, Nexcore's affiliates, officers, directors, shareholders, agents, employees, consultants and attorneys, and each of them, harmless from and against any loss, expense, claim, damage or liability to which Nexcore or said other parties may become subject under any securities act, common law concept, or otherwise, insofar as such loss, expense, claim, damage or liability or action in respect thereof, arises out of or is based in whole or in part on any untrue statement or alleged untrue statement of any material fact made by ENVISION, any employee of the Company, or in the Memorandum, or the omission thereby of any material fact required to be stated or necessary to make the statement made to a prospective investor not misleading. ENVISION shall promptly reimburse the indemnified parties for any reasonable legal or other expenses incurred by them in connection with any such indemnified action or claim.

(b) ENVISION will not be liable under this indemnity agreement with respect to any claim made against Nexcore or any of said other persons related to Nexcore unless

ENVISION is notified in writing of the nature of the claim. ENVISION shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any such claims, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to Nexcore and the other said person or persons related to Nexcore who are defendants in any suit so brought. In the event that the ENVISION elects to assume the defense of any such suit and retain such counsel, Nexcore or the person or persons who are defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by Nexcore or them. ENVISION agrees to promptly notify Nexcore of the assertion of any claim against it or against any person who is a control person of ENVISION in connection with the sale of the Shares.

(c) Nexcore agrees to indemnify and hold harmless ENVISION and its affiliates, officers, directors, shareholders, agents, employees, attorneys and accountants against any and all loss, liability, claim, damage and expense whatsoever directly or indirectly resulting from material violations by Nexcore or its representatives of any of Nexcore's representations, warranties or covenants in this Agreement, or of any applicable law, rule or regulation. In case any action is brought against ENVISION or any of its affiliates under such laws, regulations or rules on account of such material violation of such representations, warranties or covenants, Nexcore shall have the rights and duties given to ENVISION, and ENVISION shall have the rights and duties given to Nexcore, by the provisions of Section 15(b).

17.Representations, Warranties and Agreements to Survive Delivery.   All
representations, warranties and agreements shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Nexcore or any person who controls Nexcore, or by or on behalf of ENVISION or any person who controls ENVISION, for a period of four years after the Termination Date.

18.Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, faxed, or mailed by first class mail:

If to ENVISION:	Envision Solar International, Inc. 4225 Executive Square, Suite 480 La Jolla,CA 92037 Facsimile:(858) 799-4592 Attn: Robert L. Noble

With a copy (which shall
not constitute notice) to:	John C. O'Neill, Esq. Procopio, Cory, Hargreaves & Savitch LLP 530 B Street, Suite 2100 San Diego, CA 92101-4469 Facsimile: (619) 744-5464

If to Nexcore:	10509 Vista Sorrento Parkway, Suite 300 San Diego, CA 92121
Facsimile:
Attn: Jay S. Potter, President

19. Parties. This Agreement shall inure to the benefit of and be binding upon Nexcore, ENVISION, and their respective successors and assigns.

20. Entire Agreement. This Agreement represents the entire agreement among the parties hereto and may not be amended except by a writing signed by the party against whom enforcement of the provision is sought.

21. Injunctive Relief. Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law. It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

22. Waivers. If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue for any action hereunder shall be in the appropriate forum in the County of San Diego, State of California.

24. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

25. Attorneys' Fees and Costs. In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post-judgment costs.

26. Further Acts. The parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

27. Time of Essence. Time is of the essence in the performance of the obligations under this Agreement.

28. Authorized Signatures. Each party to tins Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective party.

29. Execution. If the foregoing is in accordance with your understanding of our Agreement, kindly sign and return to us a counterpart hereof, whereupon this Agreement along with all counterparts will become a binding Agreement between Nexcore and ENVISION in accordance with its terms.

Very truly yours, Nexcore Capital Inc. a Delaware corporation By: /s/ Jay S.Potter Jay S. Potter President

Confirmed and Accepted:

Envision Solar International, Inc,
a California Corporation

By: /s/ Robert L. Noble
Robert L. Noble
Chief Executive Officer